U.S. ENERGY CORP.

                Minerals Plaza, Glen L. Larsen Building
                          877 North 8th West
                       Riverton, Wyoming  82501

               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
              To Be Held on Wednesday, November 29, 1995

TO THE SHAREHOLDERS OF U.S. ENERGY CORP:

   PLEASE TAKE NOTICE that the Annual Meeting of Shareholders of U.S. Energy Corp., a Wyoming corporation (the "Company"), will be held at the Company's executive offices, 877 North 8th West, Riverton, Wyoming 82501 on Wednesday, November 29, 1995, at 11:00 a.m., local time, or at any adjournments thereof (the "Meeting"), for the purpose of acting upon:

   1. The election of two directors to serve until the third succeeding annual meeting of shareholders, and until their successors have been duly elected or appointed and qualified;

   2.   Such other business as may properly come before such meeting.

   Only shareholders of record at the close of business on Tuesday, October 3, 1995, will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The Company's transfer books will not be closed for the Meeting.

   A list of shareholders entitled to vote at the Meeting will be available for inspection by any record shareholder at the Company's principal executive offices in Riverton, Wyoming. The inspection period begins two days after the date this Notice is given and ends at the conclusion of the Meeting.

                                 By Order of the Board of Directors



                                 MAX T. EVANS, Secretary


   Please date, sign and return your Proxy so that your shares may be voted as you wish, and to assure quorum. The prompt return of your signed Proxy, regardless of the number of shares you hold, will aid the Company in reducing the expense of additional Proxy solicitation. The giving of such Proxy does not affect your right to vote in person should you attend the Meeting.


                        YOUR VOTE IS IMPORTANT

Dated:  October 18, 1995

                           U.S. ENERGY CORP.

                Minerals Plaza, Glen L. Larsen Building
                          877 North 8th West
                       Riverton, Wyoming  82501


                            PROXY STATEMENT
                  FOR ANNUAL MEETING OF SHAREHOLDERS
              TO BE HELD ON WEDNESDAY, NOVEMBER 29, 1995


   The enclosed Proxy is solicited on behalf of the Board of Directors (the "Board") of U.S. Energy Corp. (the "Company") for use at the Annual Meeting of Shareholders to be held at 11:00 a.m. local time on November 29, 1995 (the "Meeting"). It is expected that the Notice of Meeting, Proxy Statement and Proxy will be mailed to record shareholders on or before October 31, 1995.

                         REVOCABILITY OF PROXY

   The Proxy may be revoked at any time, to the extent it has not been exercised, by: (i) written revocation; (ii) executing a later-dated Proxy and delivering it to the Company; (iii) requesting (in writing) a return of the Proxy; or (iv) the shareholder voting in person at the Meeting.

                            VOTING OF PROXY

   If the enclosed Proxy is executed and returned, it will be voted as indicated by the shareholder on the proposals. Unless otherwise instructed to the contrary in the Proxy, the appointees named in the Proxy will:

   1.   VOTE FOR the two management nominees to the Board; and

   2. VOTE in accordance with their best judgment on any other matters that may properly come before the Meeting.

As of the date of the Notice of Meeting and Proxy Statement, the management of the Company has no knowledge of other matters that may be brought before the Meeting.

                             SOLICITATION

   The costs of preparing, assembling and mailing the Notices of Meeting, Proxy Statements, Proxies, and solicitations of the Proxies and miscellaneous costs with respect to the same, will be paid by the
Company.   The solicitation is to be made by use of the mails.  The
Company may also use the services of its directors, officers and employees to solicit Proxies, personally or by telephone and telegraph, at no additional salary or compensation. The Board does not expect to use specially engaged employees or paid solicitors, although it reserves the right to do so.

   The Company intends to request banks, brokerage houses and other such custodians, nominees and fiduciaries to forward copies of the Proxy Materials to those persons for whom they hold shares and request authority for the execution of the Proxies. The Company will reimburse the nominee holders for reasonable out-of-pocket expenses incurred by them in so doing.

                           VOTING SECURITIES

   Only holders of record of shares of the Company's $.01 par value common stock (the "Common Stock"), at the close of business on Tuesday, October 3, 1995, will be entitled to vote at the Meeting. On the record date, the Company had 6,343,465 shares of Common Stock outstanding and entitled to vote. The Company has no other class of voting securities outstanding. Each share of Common Stock is entitled to one vote, in person or by proxy, on all matters other than the election of directors, with respect to which cumulative voting is provided. Cumulative voting generally allows each holder of shares of Common Stock to multiply the number of shares owned by the number of directors being elected, and to distribute the resulting number of votes among nominees in any proportion that the holder chooses.

   A majority of the issued and outstanding shares of Common Stock, represented in person or by Proxy, constitutes a quorum at any shareholders' meeting.

                    PRINCIPAL HOLDERS OF VOTING SECURITIES

   The following is a list of all record holders who, as of September 21, 1995 beneficially owned more than five percent of the outstanding shares of Common Stock, as reported in filings with the Securities Exchange Commission (the "SEC") or as otherwise known to the Company. Except as otherwise noted, each holder exercises the sole voting and dispositive powers over the shares listed opposite the holder's name. It should be noted that voting and dispositive powers over certain shares are shared by two or more of the listed holders. Such securities are reported opposite each holder having a shared interest therein. See "Certain Other Transactions".

                               Amount and Nature of Beneficial Ownership
                                                                       Total
Name and address           Voting Rights      Dispositive Rights    Beneficial   Percent
of beneficial owner       Sole      Shared      Sole      Shared     Ownership  of Class(1)

John L. Larsen(2)      593,332   1,064,427    521,536   1,319,919    1,889,355     28.2%
201 Hill Street
Riverton, WY 82501

Max T. Evans(3)        119,577     676,259     93,589     931,751    1,038,090     16.2%
1410 Smith Road
Riverton, WY 82501

Daniel P. Svilar(4)    142,171     544,826    103,963     544,826      686,997     10.7%
357 Indiana Street
Hudson, WY 82515

Michael D. Zwickl(5)    58,069     510,359     58,069     510,359      568,428      9.0%
137 North Beech Street
Casper, WY 82601

Kathleen R. Martin(6)      -0-     510,359        -0-     510,359      510,359      8.0%
309 North Broadway
Riverton, WY 82501

Crested Corp.          510,359     510,359    510,359         -0-      510,359      8.0%
877 North 8th West
Riverton, WY 82501

Harold F. Herron(7)     99,176     555,649     96,351     811,141      905,392     13.9%
3425 Riverside Road
Riverton, WY 82501

U.S. Energy Corp. ESOP(8)165,900       -0-    421,392         -0-      421,392      6.6%
877 North 8th West
Riverton, WY 82501


     (1) Percent of class is computed by dividing the number of shares beneficially owned plus any options held by the reporting person, by the number of shares outstanding plus the shares underlying options held by that person.

     (2) Mr. Larsen exercises sole voting powers over 242,936 directly owned shares, 106,000 held in joint tenancy with his wife, 20,400 shares subject to forfeiture, 200,100 shares underlying options and 23,896 shares held in the U.S. Energy Corp. Employee Stock Ownership Plan ("ESOP") account established for his benefit. The directly owned shares include 27,500 shares gifted to his wife, that have remained in Mr. Larsen's name. Shares over which shared voting rights are exercised consist of 898,527 shares held by corporations of which Mr. Larsen is a director, and 165,900 shares held by the ESOP, which have not been allocated to accounts established for specific beneficiaries. The shares held by corporations of which Mr. Larsen is a director consist of 510,359 shares held by Crested Corp. ("Crested"), 225,556 shares held directly by The Brunton Company ("Brunton"), 150,000 shares underlying options held by Brunton and 12,612 shares held by Ruby Mining Company ("Ruby"). Mr. Larsen shares voting powers over the unallocated ESOP shares in his capacity as an ESOP Trustee. Shares over which sole dispositive rights are exercised consist of directly owned shares, joint tenancy shares and options, less the 27,500 shares gifted, but not transferred, to his wife. Shares for which shared dispositive powers are held consist of the 421,392 shares held by the ESOP, the shares held by Crested, Brunton, and Ruby, and the Brunton option shares. The shares shown as beneficially owned by Mr. Larsen do not include 42,350 shares owned directly by his wife, who exercises the sole investment and voting powers over those shares.

     (3) Shares over which Mr. Evans exercises sole voting powers consist of 36,389 directly owned shares which are held in joint tenancy with his wife, 12,750 shares subject to forfeiture, 57,200 shares underlying options and 13,238 shares held in the ESOP account established for his benefit. Shares for which Mr. Evans holds sole dispositive powers are comprised of his directly held shares and the shares underlying his options. Shares over which Mr. Evans exercises shared voting rights consist of those held by Crested and the unallocated ESOP shares. He exercises shared dispositive rights over the shares held by Crested and the ESOP. Mr. Evans shares voting and dispositive power over Crested's shares with the remaining directors of that company, and he shares voting powers over unallocated ESOP shares with the other ESOP Trustees.

     (4) Mr. Svilar exercises sole voting powers over 29,263 directly owned shares, 7,700 shares held in joint tenancy with his wife, 1,000 shares held as custodian for his minor child under the Wyoming Uniform Transfers to Minors Act (the Minor's shares), 18,360 shares subject to forfeiture, 66,000 shares underlying options and 19,848 shares held in the ESOP account established for his benefit. He holds sole dispositive power over his directly held shares, joint tenancy shares, Minor's shares and the shares underlying his options. The shares over which he exercises shared voting and dispositive rights consist of 12,200 shares held jointly with a family member, and the 510,359 shares held by Crested, over which he exercises shared investment and voting powers as a Crested director, and 22,267 shares held by a nonaffiliated company of which Mr. Svilar is a partner.

     (5) Mr. Zwickl exercises sole voting and dispositive powers over 4,444 directly held shares and 53,625 shares held by two (2) limited partnerships. He is the sole officer and director of the corporate general partner of those partnerships. As a director of Crested, Mr. Zwickl exercises shared voting and dispositive powers over the 510,359 shares held by Crested.

     (6) Consists of shares held by Crested over which shared voting and dispositive powers are exercised with the other Crested directors.

     (7) Mr. Herron exercises sole voting powers over 71,251 directly owned shares, 12,000 shares held for his minor children under the Wyoming Uniform Transfers to Minors Act (the Minor's shares), 11,000 shares underlying options and 4,925 shares held in the ESOP account established for his benefit. Sole dispositive powers are exercised over the directly held shares, the Minor's shares and the shares underlying options. Mr. Herron exercises shared voting rights over 225,556 shares held by Brunton, 150,000 shares underlying options held by Brunton, 12,612 shares held by Ruby, 1,581 shares held by Northwest Gold, Inc. ("NWG") and the 165,900 unallocated ESOP shares. Shared dispositive rights are exercised over the shares held by the ESOP, and the shares held by Brunton, Ruby and NWG. Mr. Herron exercises shared dispositive and voting powers over the shares held by Brunton, Ruby and NWG as a director of those companies. He exercises shared voting powers over unallocated ESOP shares in his capacity as an ESOP Trustee. The shares shown as beneficially owned by Mr. Herron do not include 6,030 shares owned directly by his wife who exercises the sole voting and dispositive powers over those shares.

     (8) The ESOP holds 421,392 shares, 165,900 of which have not been allocated to accounts of individual plan beneficiaries. The Trustees exercise the voting rights over the unallocated shares. Plan participants exercise voting rights over allocated shares.

                      ELECTION OF DIRECTORS

     The Company's directors have been divided into three classes, each consisting of two persons. Directors are elected until the third succeeding annual meeting and until their successors have been duly elected or appointed and qualified or until death, resignation or removal. The terms of two directors, Harold F. Herron and David W. Brenman, will expire at the Meeting, and they have been nominated for re-election. The current directors of the Company are:

                                                           Meeting
                                                          at which
Name, age and              Other positions   Director     term will
 designation              with the Company     since       expire

John L. Larsen (64)        Chairman, CEO and    1966        1997
  (continuing director)    President (c)(d)(e)         Annual Meeting

Max T. Evans (71)          Secretary            1978        1997
  (continuing director)    (a)(c)(e)                   Annual Meeting

Harold F. Herron (42)      Vice President       1989        1995
  (nominee)                (b)(c)(e)                   Annual Meeting

David W. Brenman (39)      (b)(d)               1989        1995
  (nominee)                                            Annual Meeting

Don C. Anderson (68)       (c)                  1990       1996
  (continuing director)                               Annual Meeting

Nick Bebout (44)           (a)(b)(d)            1989       1996
  (continuing director)                               Annual Meeting


   (a)  Member of the nominating committee.
   (b)  Member of the compensation/stock option committee.
   (c)  Member of the executive committee.
   (d)  Member of the audit committee.
   (e)  ESOP trustee.

   As noted under "Voting Securities", cumulative voting is allowed in the election of directors. The two directors receiving the greatest number of votes cast at a duly convened meeting will be elected. The proxy holders named in the Proxies do not currently intend to cumulate the votes of Proxies received by them, but reserve the right to cumulatively vote such shares for the management appointees, in such manner as they elect.

   Executive officers of the Company are elected by the Board at annual directors' meetings, which follow each Annual Shareholders' Meeting, to serve until the officer's successor has been duly elected and qualified, or until death, resignation or removal by the Board.

Family Relationships.

   Harold F. Herron, a director and vice-president, is the son-in-law of John L. Larsen, a principal shareholder, director and CEO. Nick Bebout, a director, is a nephew of Daniel P. Svilar, a principal shareholder and General Counsel. There are no other family relationships among the executive officers or directors of the Company.

Business Experience and Other Directorships of Directors and Nominees.

   John L. Larsen has been principally employed as an officer and director of the Company and Crested for more than the past five years. He is a director of the Company's subsidiary, Ruby. Crested, Ruby and Centurion, have registered equity securities under the Securities Exchange Act of 1934 (the "Exchange Act").

   Max T. Evans has been principally employed as an officer and chief geologist of the Company and Crested for more than the past five years.
He is president and a director of Crested. Mr. Evans received B.S. and M.S. degrees in geology from Brigham Young University.

   Harold F. Herron has been the Company's Vice-President since January 1989. From 1976, Mr. Herron has been an employee of Brunton, a manufacturer and/or marketer of compasses, binoculars and knives, which is a wholly owned Company subsidiary. Initially, he was Brunton's sales manager, and since 1987 he has been its president. Mr. Herron is a director of Ruby and NWG, which have registered equity securities under the Exchange Act. Mr. Herron received an M.B.A. degree from the University of Wyoming after receiving a B.S. degree in Business Administration from the University of Nebraska at Omaha.

   David W. Brenman has been a director of the Company since January 1989. Since September 1988, Mr. Brenman has been a self-employed financial consultant. In that capacity, Mr. Brenman has assisted the Company and Crested in negotiating certain financing arrangements. From February 1987 through September 1988, Mr. Brenman was a vice-president of project financing for Lloyd's International Corp., a wholly-owned subsidiary of Lloyd's Bank, PLC. From October 1984 through February 1987, Mr. Brenman was president, and continues to be a director of Cogenco International, Inc., a company engaged in the electric cogeneration industry, which has registered equity securities under the Exchange Act. Mr. Brenman has an L.L.M. degree in taxation from New York University and a J.D. degree from the University of Denver.

   Don C. Anderson has been a Company director since May 1990. From January 1990 until mid-fiscal 1993, Mr. Anderson was a geologist for the Company. Mr. Anderson was Manager of Exploration and Development for Pathfinder Mines Corporation, a major domestic uranium mining and milling corporation, from 1976 until his retirement in 1988.
Previously, he was Mine Manager for Pathfinder's predecessor, Utah International, Inc., from 1965 to 1976. He received a B. S. degree in geology from Brigham Young University.

   Nick Bebout has been director and president of NUCOR, Inc. ("NUCOR"), a privately-held corporation that provides exploration and development drilling services to the mineral and oil and gas industries, since 1987. Prior to that time, Mr. Bebout was vice-president of NUCOR from 1984. Mr. Bebout is also president and a director of S.W. Financial Corp. ("SWF"), a corporation which is evaluating potential acquisitions or business combinations with other entities, but has no other current operations. SWF is currently subject to certain periodic reporting requirements under Section 15(d) of the Exchange Act. Mr. Bebout is also an officer, director and owner of other privately-held entities involved in the resources industry.

             SECURITY OWNERSHIP OF NOMINEES AND DIRECTORS

   The following table sets forth, as of September 21, 1995, the shares of Common Stock, and the $.001 par value common stock of the Company's 52%-owned subsidiary, Crested, held by each director and nominee, and by all officers and directors as a group. Unless otherwise noted, the listed record holder exercises sole voting and dispositive powers over the shares reported as beneficially owned. It should be noted that voting and dispositive powers for certain shares are shared by two or more of the listed holders. Such shares are reported opposite each holder having a shared interest therein, but are only included once in the shareholdings of the group presented in the table.

                     Company Common Stock       Crested Common Stock
                      Amount and       Percent       Amount and        Percent
                       Nature of         of           Nature of           of
                 Beneficial Ownership  Class(1)  Beneficial Ownership  Class(1)

John L. Larsen      1,889,355(2)        28.2%      5,814,182(6)(7)(8)      55.4%

Max T. Evans        1,038,090(2)        16.2%      5,439,533(6)            53.3%

Harold F. Herron      905,392(2)        13.9%      5,821,114(6)(7)(8)      55.4%

Don C. Anderson        26,100(3)          *        5,300,297(6)            52.0%

Nick Bebout            23,283(4)          *        5,300,297(6)            52.0%

David W. Brenman        7,750(5)          *        5,300,297(6)            52.0%

All officers and
directors as a group
(eight persons)     2,362,574(6)        34.5%       6,200,369(7)(8)(9)     59.0%

*  Less than one percent


     (1) Percent of class is computed by dividing the number of shares beneficially owned plus any options held by the reporting person or group, by the number of shares outstanding plus the shares underlying the options held by that person or group.

     (2) See footnotes for this person to the table presented under the heading "Principal Holders of Voting Securities".

     (3) Includes 7,100 directly held shares and 19,000 shares subject to forfeiture. Mr. Anderson exercises sole voting rights with respect to the 26,100 shares, and sole dispositive rights over the directly held shares.

     (4) Consists of 7,400 shares held directly, 50 shares held in joint tenancy with his wife, 2,000 shares subject to forfeiture and 13,833 shares held by a privately held company of which Mr. Bebout is an officer, director and principal shareholder. Mr. Bebout exercises shared investment and voting powers with respect to the shares held by the private company. He exercises sole voting and investment powers over the directly held shares and joint tenancy shares.

     (5) Consists of 5,750 shares held directly and 2,000 shares subject to forfeiture. Mr. Brenman exercises sole voting powers over the 7,750 shares and sole dispositive powers over the 5,750 directly held shares.

     (6) Consists of 1,072,870 shares over which the group members exercise sole voting rights, including 364,000 shares underlying options and 77,146 shares allocated to ESOP accounts established for the benefit of group members. The listed shares include 883,574 shares over which group members exercise sole dispositive rights. Shared voting and dispositive rights are exercised with respect to 1,114,308 and 1,219,800 shares, respectively. The listed shares include shares held by officers who are not directors.

     (7) Includes 5,300,297 Crested shares held by the Company, with respect to which shared voting and dispositive powers are exercised as a director.

     (8) Includes 53,885 Crested shares held by Ruby, with respect to which shared voting and dispositive powers are exercised as a Ruby director.

     (9) Includes 160,000 Crested shares held by Brunton and 300,000 shares underlying options held by Brunton, with respect to which shared voting and dispositive powers are exercised as a Brunton director.

      Each director beneficially holds the 2,400,000, 2,040,000 and 260,000,000 shares of Ruby, NWG, and Four Nines Gold, Inc. ("FNG") common stock, respectively, held by the Company. They exercise shared voting and dispositive powers over those shares as Company directors. Those shares represent 26.7%, 7.6%, and 51.9% of the outstanding shares of Ruby, NWG, and FNG, respectively. John L. Larsen beneficially holds 272,500,000 shares of FNG common stock (54.4% of the outstanding shares), which includes 255,000,000 shares held by the Company, 5,000,000 held by USECC Joint Venture and 5,000,000 shares held by Crested, over which Mr. Larsen shares voting and dispositive powers with the remaining directors of the Company and Crested. Harold F. Herron beneficially holds 2,400,500, 2,597,500, and 265,000,000 shares of the common stock of
Ruby, NWG, and FNG, respectively, representing 26.7%, 9.7%, and 52.9%, respectively, of those classes of stock. One of the Company's executive officers beneficially owns 14,000,000 shares of the common stock of FNG (4,000,000 shares directly in joint tenancy with other family members), representing 2.8% of that class. None of the other directors or officers directly hold any other shares of stock of Ruby, NWG or FNG. All executive officers and directors of the Company as a group (8 persons) hold 2,400,500, 2,597,500, and 281,500,000 shares of the stock of Ruby, NWG, and FNG, representing 26.7%, 9.7%, 60.0% and 56.2% of the outstanding shares of those companies, respectively.

     The Company has reviewed Forms 3, 4 and 5 reports concerning ownership of Common Stock in the Company, which have been filed with the SEC under Section 16(a) of the Exchange Act, and received written representations from the filing persons. Based solely upon review of the reports and representations, Crested Corp. and Messrs. Larsen, Evans, Svilar, Anderson, Herron and Lorimer each had one late filing. The Company believes no other director, executive officer, beneficial owner of more than ten percent of the Common Stock, or other person subject to the statutory filing obligations, failed to file such reports on a timely basis during fiscal 1995.

                     EXECUTIVE COMPENSATION

     Under a Management Agreement dated August 1, 1981, the Company and Crested share certain general and administrative expenses, including compensation of the officers and directors of the companies (but excluding directors' fees) which have been paid through the USECC Joint Venture ("USECC"). Substantially all the work efforts of the officers of the Company and Crested are devoted to the business of both the Company and Crested.
     All USECC personnel are Company employees, in order to utilize the Company's ESOP as an employee benefit mechanism. The Company charges USECC for the direct and indirect costs of its employees for time spent on USECC matters, and USECC charges one-half of that amount to each of Crested and the Company.

     The following table sets forth the compensation paid to the USE Chief Executive Officer, and those of the four most highly compensated USE executive officers who were paid more than $100,000 cash in any of the three fiscal years ended May 31, 1995. The table includes compensation paid such persons by Crested and Brunton for such persons' services to such subsidiaries.

                        SUMMARY COMPENSATION TABLE

                                                Long Term Compensation
                        Annual Compensation       Awards   Payouts
(a)              (b)     (c)      (d)    (e)       (f)      (g)      (h)      (i)
                                         Other
Name                                    Annual  Restricted                  All Other
and                                     Compen-  Stock                LTIP   Compen-
Principal                               sation  Award(s)  Options/  Payouts  sation
Position        Year  Salary($) Bonus($)  ($)     ($)     SARs(#)     ($)    ($)(4)
John L. Larsen     1995  $144,023  $2,751    --   $9,000(1)    -0-        --    $13,361
  CEO              1994   148,239   7,028    --    9,600(1)    -0-        --     14,394
  President        1993   164,968   4,016    --    7,200(1)  100,000(2)   --     16,718


Daniel P. Svilar   1995  112,615   2,076     --    8,100(1)    -0-        --     11,008
  Asst. Secretary  1994  112,753  64,984     --    8,640(1)    -0-        --     17,300
                   1993  108,000   2,991     --    6,480(3)    -0-        --     12,862

Harold F. Herron   1995  117,238   2,033     --      --        -0-        --      6,626
  Vice President   1994  105,983  18,268     --      --        -0-        --      9,743
                   1993   99,469  12,617     --      --        -0-        --      3,626

R. Scott Lorimer   1995  112,403   2,098     --     5,681(1)    -0-       --     10,989
  Treasurer        1994   92,799  43,461     --     6,181(1)    -0-       --     13,260
                   1993   92,799  2,196      --     4,548(1)    -0-       --      9,400


     (1) Bonus shares equal to 20% of original bonus shares issued
FY 1990, multiplied by $4.00 in 1994 and $3.00 in 1993, the closing bid price on issue dates. These shares are subject to forfeiture on termination of employment, except for retirement, death or disability.

     (2) 10-year non-qualified option at $2.00 per share.

     (3)  10-year non-qualified option at $2.90 per share.

     (4) Dollar values for ESOP contributions and 401K matching contributions.

Executive Compensation Plans and Employment Agreements

     To provide incentive to Mr. Larsen for his efforts in having
GMMV develop a producing mine as soon as possible, in fiscal 1993 the USE Board adopted a long-term incentive arrangement under which Mr. Larsen is to be paid a non-recurring $1,000,000 cash bonus, provided that the Nuexco Exchange Value of uranium oxide concentrates has been maintained at $25.00 per pound for six consecutive months, and provided further that USE has received cumulative cash distributions of at least $10,000,000 from GMMV as a producing property. It is not expected that this cash bonus will become payable in fiscal 1995.

     The Company has adopted a plan to pay the estates of Messrs.
Larsen, Evans and Svilar amounts equivalent to the salaries they are receiving at the time of their death, for a period of one year after death, and reduced amounts for up to five years thereafter.
The amounts to be paid in such subsequent years have not yet been established, but would be established by the Boards of the Company and Crested.

     Mr. Svilar has an employment agreement with the Company and Crested, which provides for an annual salary in excess of $100,000, with the condition that Mr. Svilar pay an unspecified amount of expenses incurred by him on behalf of the Company and its affiliates. In the event Mr. Svilar's employment is involuntarily terminated, he is to receive an amount equal to the salary he was being paid at termination, for a two year period. If he should voluntarily terminate his employment, the Company and Crested will pay him that salary for nine months thereafter. The foregoing is in addition to Mr. Svilar's Executive Severance and Non-Compete
Agreement with the Company (see below).

     In fiscal 1992, the Company signed Executive Severance and
Non-Compete Agreements with Messrs. Larsen, Evans, Svilar and
Lorimer, providing for payment to such person upon termination of his employment with the Company, occurring within three years after a change in control of the Company, of an amount equal to (i) severance pay in an amount equal to three times the average annual compensation over the prior five taxable years ending before change in control, (ii) legal fees and expenses incurred by such persons as a result of termination, and (iii) the difference between market value of securities issuable on exercise of vested options to purchase securities in USE, and the options' exercise price. These
Agreements also provide that for the three years following termination, the terminated individual will not compete with USE in most of the western United States in regards to exploration and development activities for uranium, molybdenum, silver or gold.
For such non-compete covenant, such person will be paid monthly over a three year period an agreed amount for the value of such covenants (depending on the individual, ranging from $66,667 up to $86,667). These Agreements are intended to benefit the Company's shareholders, by enabling such persons to negotiate with a hostile takeover offeror and assist the Board concerning the fairness of a takeover, without the distraction of possible tenure insecurity following a change in control. As of this Proxy Statement date, the Company is unaware of any proposed hostile takeover.

     The Company and Crested provide all of their employees with certain forms of insurance coverage, including life and health insurance. The health insurance plan does not discriminate in favor of executive employees; life insurance of $50,000 is provided to each member of upper management (which includes all persons in the compensation table), $25,000 of such coverage is provided to middle-management employees, and $15,000 of such coverage is provided to other employees.

     Employee Stock Ownership Plan ("ESOP"). An ESOP has been adopted to encourage ownership of the Common Stock by employees, and to provide a source of retirement income to them. Because the persons performing duties for the Company are employees of USE, they benefit from the ESOP and the other compensation plans of USE, as described below. The ESOP is a combination stock bonus plan and money purchase pension plan. It is expected that the ESOP will continue to invest primarily in the Common Stock. Messrs. Larsen, Herron and Evans are the trustees of the ESOP.

     Contributions to the stock bonus plan portion of the ESOP are discretionary and are limited to a maximum of 15% of the covered employees' compensation for each year ended May 31. Contributions to the money purchase portion of the ESOP are mandatory (fixed at ten percent of the compensation of covered employees for each year), are not dependent upon profits or the presence of accumulated earnings, and may be made in cash or shares of Company
Common Stock.

     The Company made a contribution of 37,204 shares to the ESOP for fiscal 1995, all of which were contributed under the money purchase pension plan. At the time the shares were contributed, the market price was $5.375 per share, for a total contribution valued at $199,971.50 which has been funded by the Company.
Crested and the Company are each responsible for one-half of that amount (i.e., $99,985.75), and Crested currently owes its one-half to the Company.

     Employees are eligible to participate in the ESOP on the first day of the plan year (June 1) following completion of one year of service in which at least 1,000 hours are credited. Each employee's participation in the ESOP continues until the ESOP's anniversary date coinciding with or next following termination of service by reason of retirement, disability or death. In these cases, the participant will share in the allocation of USE's contributions for the ESOP year in which the retirement, death or disability occurs, and will have a fully-vested interest in allocations to the participant's account.

      An employee's participation in the ESOP does not cease upon termination of employment. If the employment of a participant in the ESOP is terminated for reasons other than disability, death, or retirement (unless the employee receives a lump sum distribution upon the termination of employment), participation continues following the termination, until five consecutive one-year breaks in service have been incurred. An employee is deemed to have incurred a one-year break in service during any year in which 500 or fewer hours of service are completed.

     Employee interests in the ESOP are earned pursuant to a seven year vesting schedule. Upon completion of three years of service for the Company, the employee is vested as to 20% of the employee's account in the ESOP, and thereafter at the rate of 20% per year.
Any portion of an employee's ESOP account which is not vested is forfeited upon termination of employment for any reason, other than retirement, disability, or death.

     The 37,204 shares issued to the ESOP for fiscal 1995 included
2,276 shares allocated to John L. Larsen's account, 1,422 shares allocated to Max T. Evans' account, 582 shares allocated to Harold
F. Herron's account, 2,048 shares allocated to Daniel P. Svilar's account, and 2,045 shares allocated to R. Scott Lorimer's account, for a total of 8,958 shares allocated 8,373 to accounts for all executive officers as a group (five persons). Shares forfeited by terminated employees who were not fully vested were reallocated to plan participants and included 159, 100, 40, 143 and 143 shares to the accounts of Messrs. Larsen, Evans, Herron, Svilar and Lorimer, respectively. The accounts of the executive officers are fully vested, as they have all been employed by the Company and USECC for more than the past seven years. Allocations of shares for fiscal
1996 have not been made with respect to any participant in the ESOP.

     The maximum loan outstanding during fiscal 1993 under a loan arrangement between the Company and the ESOP, was $1,014,300 at May
31, 1994 for loans made in fiscal 1992 and 1991. Interest owed by the ESOP was not booked by the Company. Crested pays one-half of the amounts contributed to the ESOP by USE. Because the loans are expected to be repaid by contributions to the ESOP, Crested may be considered to indirectly owe one-half of the loan amounts to USE.

     Stock Option Plan. The Company has a combined incentive stock option/non-qualified stock option plan, reserving an aggregate of 550,000 shares of Common Stock for issuance upon exercise of options granted thereunder. Awards under the plan are made by a committee of two or more persons selected by the Board (presently
Messrs. Herron, Bebout and Brenman). The committee establishes the exercise periods and exercise prices for options granted under the plan. Total grants to officers and directors as a group may not exceed 275,000 shares.

      Options expire no later than ten years from the date of grant, and upon termination of employment, except in cases of death, disability or retirement. Subject to the ten year maximum period, upon the death, retirement or permanent and total disability of an optionee, options are exercisable for three months (in case of retirement or disability) or one year (in case of death) after such event. In fiscal 1994, conditions relating to periods of Company service before vesting of stock purchased on exercise of the non-qualified options were removed.

     For fiscal 1995, no qualified or non-qualified options were granted.

     The following table shows unexercised options, how much thereof were exercisable, and the dollar values for in-the-money options, at May 31, 1995.

      Aggregated Option/SAR Exercises in Last Fiscal Year
                  and FY-End Option/SAR Values

        (a)             (b)          (c)           (d)             (e)
                                                                Value of
                                                Number of      Unexercised
                                               Unexercised    In-the-Money
                                              Options/SARs    Options/SARs
                                              at FY-End (#)   at FY-End($)
                      Shares        Vaule
                    Acquired on   Realized    Exercisable/     Exercisable
Name               Exercise (#)      ($)      Unexercisable   Unexercisable

John L. Larsen,        -0-           -0-         100,000       $388,000(1)
  CEO, President                               exercisable   exercisable and
                                                               unexercised

                                                 100,100       $248,248(2)
                                               exercisable   exercisable and
                                                               unexercised

Max T. Evans,          -0-           -0-         57,200        $141,856(2)
  Secretary                                    exercisable   exercisable and
                                                               unexercised

Harold F. Herron,      -0-           -0-         11,000        $27,280(2)
  Vice President                               exercisable   exercisable and
                                                               unexercised

Daniel P. Svilar       -0-           -0-         66,000        $163,680(2)
  Asst. Secretary                              exercisable   exercisable and
                                                               unexercised

R. Scott Lorimer       -0-           -0-         29,700        $73,656(2)
  Treasurer                                    exercisable   exercisable and
                                                               unexercised

     (1)  Equal to $5.38 closing bid on last trading day in FY
1995, less $2.00 per share option exercise price, multiplied by all shares exercisable.

     (2)  Equal to $5.38 closing bid on last trading day in FY
1995, less $2.90 per share option exercise price, multiplied by all shares exercisable.

     Restricted Stock Plans. The Company and Crested have issued stock bonuses to various executive officers and directors of the Company and others. These shares are subject to forfeiture to the issuer by the grantee if employment terminates otherwise than for death, retirement or disability. If the required service is completed, the risk of forfeiture lapses and the shares become the unrestricted property of the holder. Messrs. Larsen, Evans, Svilar, Lorimer and all executive officers as a group (four persons) received 20,400, 12,750, 18,360, 12,240 and 63,750 shares of Common Stock, respectively, under this restricted stock plan through fiscal 1995. Additional bonuses of 20% of the original shares (7,500) will be issued annually through fiscal 1997. The expenses relating to these stock issuances are shared equally by the Company and Crested.

     Subsidiary Plans. During the year ended May 31, 1991, Brunton adopted a salary deduction plan intended to qualify as a deferred compensation plan under Internal Revenue Code Section 401(k).
Harold F. Herron and John L. Larsen are the only Company officers who are able to participate in this retirement plan. The fiscal
1994 acquisition of Brunton by the Company has not affected the Brunton 401(k) plan.

     Other than as set forth above, neither the Company nor any of its subsidiaries have any pension, stock option, bonus, share appreciation, rights or other plans pursuant to which they compensate the executive officers and directors of the Company.
Other than as set forth above, no executive officer received other compensation in any form which, with respect to any individual named in the Cash Compensation Table, exceeded ten percent of the compensation reported for that person, nor did all executive officers as a group receive other compensation in any form which exceeded ten percent of the compensation reported for the group.

Directors' Fees and Other Compensation

     The Company pays non-employee directors a fee of $150 per meeting attended. All directors are reimbursed for expenses incurred with attending meetings.

     Prior to fiscal 1992, the Board authorized the Executive
Committee to make loans to members of the Board, or to guarantee their obligations in amounts of up to $50,000, if such loans or surety arrangements would benefit the Company. Any loans or surety arrangements for directors which are in excess of $50,000 will require Board rather than Executive Committee approval. The
Company loaned $25,000 to David W. Brenman under this plan prior to fiscal 1991. The loan to Mr. Brenman bears interest at the prime rate of the Chase Manhattan Bank and was due September 1, 1994, but has been extended to September 1, 1995 by Board vote (Mr.Brenman abstaining). The loan was provided as partial consideration for Mr. Brenman's representation of the Company to the financial community in New York City. The loan to Mr. Brenman originally was approved by the executive committee.

     Pursuant to shareholder approval of the 1992 Stock
Compensation Plan for Outside Directors at the 1992 Annual Meeting, in fiscal 1993 the Board issued 5,000 shares of Common Stock each to outside directors Brenman, Anderson and Bebout, which shares vest 1,000 shares to each on the 1992 Annual Meeting date and each succeeding four Annual Meetings through 1996.

                COMMITTEES AND MEETING ATTENDANCE

     During the fiscal year ended May 31, 1995, there were eight
Board meetings and three Executive Committee meetings. Each current member of the Board attended at least 75% of the combined
Board meetings and meetings of committees on which the director serves. From time to time, the Board acts by unanimous written consent pursuant to Wyoming law. Such actions are counted as meetings for purposes of disclosure under this paragraph.

     The Board has established an Executive Committee to act in place of the Board between meetings of the Board. Under Wyoming law and the Company's Articles of Incorporation, the Executive
Committee has full power of the Board to take action on such matters as it elects. The Executive Committee had three meetings in fiscal 1995.

     An Audit Committee has also been established by the Board.
The Audit Committee had one meeting in fiscal 1995.  Members of the
Audit Committee have also met informally at various times during the year.  The Audit Committee reviews the Company's financial statements and accounting controls, and contacts the independent public accountants as necessary to ensure that adequate accounting
controls are in place and that proper records are being kept.   The
Audit Committee also reviews the audit fees of the independent public accountants.

     The Compensation Committee reviews, approves and makes recommendations on the Company's compensation policies, practices and procedures. During the year ended May 31, 1995, the members of the Compensation Committee discussed compensation matters on an individual basis without formal meetings.

     A Management Cost Apportionment Committee has been established by the Board in 1995, the purpose of which is to review the apportionment of costs between various USE subsidiaries. John L.
Larsen, Scott Lorimer and Max Evans are members of this Committee.

      The Board of Directors has a Nominating Committee, which did not meet during the most recently completed year. The Nominating
Committee will consider nominees recommended by security holders for consideration as potential nominees. Anyone wishing to submit a potential nominee for consideration as a management nominee for the 1996 Annual Meeting must provide the nominee's name to the Nominating Committee not later than June 9, 1996, together with a completed questionnaire, the form of which will be supplied by the Company on request.

                   CERTAIN OTHER TRANSACTIONS

     Transactions with Sheep Mountain Partners ("SMP").  In fiscal
1989, the Company and Crested through USECC sold a one-half interest in the Sheep Mountain properties to Cycle Resource
Investment Corporation ("CRIC"), a wholly-owned subsidiary of Nukem, Inc., and thereafter USECC and CRIC contributed their 50% interests in the properties to a new Colorado partnership, SMP, which was organized to further develop and mine the uranium claims, market uranium and acquire additional uranium sales contracts. Due to disputes (in arbitration proceedings at Proxy Statement date) with CRIC and Nukem, necessary mine maintenance has been funded by USECC alone without reimbursement from SMP. For fiscal 1995, the Company and Crested spent an additional $878,500 on SMP property maintenance, none of which has been reimbursed by SMP. At May 31, 1995, accumulated SMP property maintenance costs and fees owed the Company and Crested were $4,521,600 (;which amount includes
$135,500 for market purchase of uranium oxide for contract delivery in 1993).

     Transactions with Directors. Three of the Company's directors, Messrs. Larsen, Evans and Herron, are trustees of the ESOP. In that capacity they have an obligation to act in the best interests of the ESOP participants. This duty may conflict with their obligations as directors of the Company in times of adverse market conditions for the Common Stock, or in the event of a tender offer or other significant transaction.

     In general, the ESOP trustees exercise dispositive powers over shares held by the ESOP, and exercise voting powers with respect to ESOP shares that have not been allocated to a participant's account. In addition, the Department of Labor has taken the position that in certain circumstances ESOP trustees may not rely solely upon voting or dispositive decisions expressed by plan participants, and must investigate whether those expressions represent the desires of the participants, and are in their best interests.

     Harold F. Herron, son-in-law of John L. Larsen, has been living in and caring for a house owned by the Company until such time as the property was sold. In fiscal 1995, Mr. Herron purchased the house for $260,000, the appraised value of the property, and was reimbursed by the Company for leasehold improvements totaling $22,800.

     Other Information. The Company has adopted a stock repurchase plan under which it may purchase up to 275,000 shares of its Common
Stock. These shares would be purchased in part to provide a source of shares for issuance upon the exercise of various outstanding options.

     Three of John L. Larsen's sons are employed by the Company (as manager of USECC's commercial operations, uranium marketing manager, and as chief pilot, respectively). Mr. Larsen's brother is employed by USE as drilling superintendent. Collectively, the four individuals received $247,763.51 in compensation for those services during the fiscal year ended May 31, 1995. That expense was shared by the Company and Crested, in accordance with the compensation arrangements for all employees.

     In April 1995, Canyon Homesteads, Inc. ("CHI", a subsidiary of
Plateau Resources Ltd.) entered into an agreement with First-N-Last
LLC ("FNL", a Utah limited liability company), to develop and operate certain assets in Utah near the Ticaboo townsite. Under the agreement, CHI contributed to FNL an operating service station and boat storage operation, and Arrowstar Investments, Inc.
("Arrowstar", the other member of FNL) will contribute up to $150,000 cash. Arrowstar will contribute up to another $50,000 as needed. Arrowstar is a private, Larsen family investment company.
The purpose of FNL is to remodel the contributed assets, build a convenience store and gift shop, and operate the upgraded facility.
Profit are allocated 90 percent to Arrowstar until recovery of its cash investment, then 75 percent to Arrowstar until it has received
$215,000 cash (including investment), and 50 percent to FNL and 50 percent to CHI thereafter. Although FNL is not an arms-length transaction, Plateau (and *SE, as its sole shareholder approved the arrangement because neither Plateau or USE had (nor could they acquire on favorable terms) the funds required to upgrade the facility.

     In June 1995, USECC signed a six year option to acquire from Arrowstar a 7,2090 square foot hangar at the Riverton Regional
Airport. The option purchase price is $110,000. Arrowstar acquired the property for the prior owner. Final purchase price will be determined by an appraisal.

                      CERTAIN INDEBTEDNESS

     Transactions Involving USECC. The Company and Crested conduct the bulk of their activities through their equally-owned joint venture, USECC. From time to time the Company and Crested advance funds to or make payments on behalf of USECC in furtherance of their joint activities. These advances and payments create intercompany debt between the Company and Crested. The party extending funds is subsequently reimbursed by the other venturer.
The Company had a note receivable of $4,163,315 from Crested at May
31, 1994. The largest aggregate debt of Crested to the Company during fiscal 1994 was $3,792,800.

      Debt Associated with USE's ESOP. During the year ended May 31,
1994, the Company made a contribution of 37,204 shares of Common
Stock to the ESOP. Because Crested engages the Company's employees to discharge substantially all of its functions, these contributions benefitted Crested. As a result, Crested owes the Company $100,079 for one-half of the Company's contribution to the ESOP. Regular and substantial contributions by the Company to the ESOP are required to maintain the ESOP in effect. In fiscal 1993 the Company contributed 46,591 shares of Common Stock to the ESOP, for one-half of which Crested owes the Company $87,360.

     Loans to Three Directors.  In fiscal 1992 the Company loaned
Mr. Evans $24,200 against his promissory note due April 30,1993 and bearing annual interest at ten percent. This loan is secured with 7,500 of Mr. Evans' shares of Common Stock. Also in fiscal 1992, the Company loaned Mr. John L. Larsen $147,000 and further agreed to consolidation of such new loan with outstanding indebtedness of $99,008 owed the Company by members of his immediate family (total debt $246,008), against Mr. Larsen's promissory note for the total amount due April 30, 1993 and bearing annual interest at ten percent. The Board approved these transactions to obtain a higher interest rate of return on the funds compared to commercial rates, and to avoid having the USE stock prices depressed from such persons selling their shares to meet personal obligations. The loan maturities were extended to October 30, 1994. At
May 31, 1995, the Larsen family indebtedness totaled $496,830 (of which $348,130 was secured by 120,600 shares of the Company's
Common Stock); the family's indebtedness was $432,200 at May 31, 1994 (of which $322,800 was secured by 120,600 shares of the Company's Common Stock). The preceding amounts do not include the loan to Mr. Herron, see below.

     In fiscal 1995, the Company made a five year non-recourse loan in the amount of $112,170 to Harold F. Herron. The loan is secured by 30,000 shares of the Company's Common Stock, bears interest at a rate of 7% and is payable at maturity. The Board approved the loan to obtain a higher interest rate of return on the funds compared to commercial rates, and to avoid having the USE stock prices depressed from such persons selling their shares to meet personal obligations. See Transactions with Directors above.

            RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     The Board has selected Arthur Andersen LLP as independent public accountant for the year ending May 31, 1995. A representative of Arthur Andersen LLP may be present at the Meeting and if present, will be available to respond to appropriate questions, and will be provided the opportunity to make a statement at the Meeting.

                   ANNUAL REPORT TO SHAREHOLDERS

     A copy of the 1995 Annual Report to Shareholders, including financial statements, has been forwarded to all record shareholders entitled to vote at the Meeting. If any recipient of this Proxy
Statement has not received a copy of that Annual Report, please notify Max T. Evans, 877 North 8th West, Riverton, WY 82501, telephone (307) 856-9271, and the Company will send a copy.

                     SHAREHOLDERS' PROPOSALS

     The next Annual Meeting of Shareholders is expected to be held in November of 1996. Shareholder proposals to be presented at the next Annual Meeting of Shareholders must be received in writing by the Company at its offices in Riverton, Wyoming, addressed to the President, no later than June 9, 1996.

                          OTHER MATTERS

     The Board does not know of any other matters which may properly come before the Meeting. However, if any other matters properly come before the Meeting, it is the intention of the appointees named in the enclosed form of Proxy to vote said Proxy in accordance with their best judgment on such matters.

     Your cooperation in giving these matters your immediate attention, and in returning your Proxy promptly, will be appreciated.

                                        By Order of the Board of
Directors
                                        U.S. ENERGY CORP.


                                        s/ Max T. Evans
                                        _________________________
                                        MAX T. EVANS, Secretary

Dated:  October 18, 1995

